Exhibit 99.1

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FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810
HCA Announces Offering of $300 Million Senior Secured Second Lien Notes
Nashville, Tenn., February 11, 2009 — HCA today announced that it intends to offer to sell $300 million aggregate principal amount of senior secured second lien notes due 2017 (the “Notes”). HCA intends to use the net proceeds from the offering to repay existing indebtedness, which may include borrowings under HCA’s term loan, revolving and/or asset-based senior secured credit facilities. To the extent that proceeds from the offering are not used to repay obligations under HCA’s senior secured credit facilities, such proceeds may used to repay other existing senior unsecured indebtedness.
     The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.
FORWARD LOOKING STATEMENTS
     This press release contains certain disclosures which contain “forward-looking statements” intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on HCA’s current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond HCA’s control, that could significantly affect current plans and expectations and HCA’s future financial position and results of operations. These factors include, but are not limited to, (1) HCA’s ability to consummate the issuance of the Notes, (2) the ability to recognize the benefits of HCA’s 2006 recapitalization, (3) the impact of the substantial indebtedness incurred to finance the 2006 recapitalization, (4) increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts, particularly in the current economic downturn, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid supplemental payments pursuant to upper payment limit (“UPL”) programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in revenue mix and the ability to enter into and renew managed care provider agreements on acceptable terms, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) changes in federal, state or local laws or regulations affecting the health care industry, (12) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (13) the possible enactment of federal or state health care reform, (14) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (15) changes in accounting practices, (16) changes in general economic conditions nationally and regionally in our markets, (17) future divestitures which may result in charges, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (21) potential liabilities and other claims that may be asserted against us, and (22) other risk factors described in HCA’s annual report on Form 10-K and other filings with the Securities and Exchange Commission. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ from those expressed in any forward-looking statements made by or on behalf of HCA. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this report.